Exhibit 4.2

+ Asia Pacific Wire & Cable Corporation Limited Computershare Trust Company, N.A. 150 Royall Street Canton Massachusetts 02021 ASIA PACIFIC WIRE & CABLE CORPORATION LIMITED SUBSCRIPTION RIGHTS OFFERING THIS SUBSCRIPTION RIGHTS OFFERING EXPIRES AT 5:00 PM, NEW YORK CITY TIME, ON [•], 2022, UNLESS THE EXERCISE PERIOD IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”). Asia Pacific Wire & Cable Corporation Limited (the “Company”) has distributed to each holder (each an “Eligible Holder”) of its common shares (“Common Shares”) owned as of record, as of 5:00 p.m. New York City time on [•] (the “Record Date”), at no charge, one (1) non-transferable right for each Common Share held as of the Record Date to invest $0.60 (the “Investment Amount”) towards the purchase of additional Common Shares (the “Subscription Rights”), at a purchase price equal to the Subscription Price (the “Basic Subscription Right”). The subscription price (the “Subscription Price”) will be equal to 90% of the lower of (1) of the volume weighted average price per Common Share on the Nasdaq Capital Market over the five consecutive trading days through and including the Expiration Date and (2) the closing price per Common Share on the Nasdaq Capital Market on the Expiration Date. As more fully described in the Prospectus, any Eligible Holder who fully exercises their Basic Subscription Right will be entitled to subscribe for additional Common Shares that remain unsubscribed as a result of any unexercised Basic Subscription Rights (the “Over-Subscription Right”) by specifying the additional Investment Amount that such Eligible Holder desires to apply to the Over-Subscription Right. If an insufficient number of Common Shares are available to satisfy fully the Over-Subscription Right requests, then the available Common Shares will be distributed among Eligible Holders who exercised their Over-Subscription Right. The terms and conditions of the Subscription Rights offering are set forth in the Company’s prospectus dated [•], 2021 (as it may be amended or supplemented, the “Prospectus”), which are incorporated into this Rights Certificate by reference. Capitalized terms used but not defined herein have the meanings set forth in the Prospectus. Copies of the Prospectus are available upon request from Skyline Corporate Communications Group, LLC, toll free at 1-888-316-7398 or at apwc@skylineccg.com. The owner of this certificate is entitled to the number of Subscription Rights, and is entitled to exercise the Subscription Rights for the purchase of Common Shares at the Subscription Price, as described in this Rights Certificate. THE SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE The Subscription Rights are non-transferable, except by operation of law. The Subscription Rights will not be listed on any securities exchange or quoted on any automated quotation system. SUBSCRIPTION PRICE The Subscription Price will be equal to 90% of the lower of (1) the volume weighted average price per share of Common Stock on the Nasdaq Capital Market over the five consecutive trading days through and including the Expiration Date and (2) the closing price per share of Common Stock on the Nasdaq Capital Market on the Expiration Date. METHOD OF EXERCISE OF RIGHTS IN ORDER TO EXERCISE YOUR SUBSCRIPTION RIGHTS, YOU MUST PROPERLY COMPLETE AND SIGN THIS RIGHTS CERTIFICATE ON THE BACK AND RETURN IT TO COMPUTERSHARE TRUST COMPANY, N.A. (THE “SUBSCRIPTION AGENT”), TOGETHER WITH PAYMENT IN FULL FOR AN AMOUNT EQUAL TO THE APPLICABLE INVESTMENT AMOUNT THAT YOU DESIRE TO INVEST TOWARDS THE PURCHASE OF COMMON SHARES AT THE SUBSCRIPTION PRICE, BEFORE 5:00 P.M. NEW YORK CITY TIME, ON [•], 2022. Holder ID COY Class Rights Qty Issued Rights Cert # Signature of Owner and U.S. Person for Tax Certification Signature of Co-Owner (if more than one registered holder listed) Date (mm/dd/yyyy) X R T 2 +

Full payment of the applicable Investment Amount must be made in U.S. dollars by (1) personal check drawn upon a U.S. bank payable to the Subscription Agent, or (2) wire transfer of immediately available funds, in each case in accordance with the “Instructions as to use of Asia Pacific Wire & Cable Corporation Limited Subscription Rights Certificates” that accompanied the mailing of the Prospectus. Notwithstanding the foregoing, Eligible Holders who hold shares as a depository or nominee must make all payments by wire transfer of immediately available funds to the account maintained by the Subscription Agent. Payments by certified bank check, cashier’s check or money order will not be accepted. Payments of the applicable Investment Amount will be held in a segregated bank account until five business days following the Expiration Date, unless the Company withdraws or terminates the Subscription Rights offering. No interest will be paid to you on the funds you deposit with the Subscription Agent. You will not receive any interest on the payments held by the Subscription Agent before your shares have been issued to you or your payment is returned to you, without interest, because your exercise has not been satisfied for any reason. Basic Subscription Right (a) I exercise (no. of Subscription Rights) x $0.60 (Investment Amount per Subscription Right) = $ (Line 1) Over-Subscription Right (b) I exercise $ (Additional Investment Amount for Over-Subscription Right) = $ (Line 2) Aggregate Investment Amount (Enclosed) (c) = $ (Sum of Line 1 and Line 2) PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY SECTION 1: OFFERING INSTRUCTIONS To subscribe for shares pursuant to your Subscription Rights, please complete each line below: Exercise of Subscription Rights PLEASE DISREGARD THIS MAILING IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO SUBSCRIBE: SECTION 2: SUBSCRIPTION AUTHORIZATION: I acknowledge that I have received the Prospectus for this offering of Subscription Rights and I hereby irrevocably elect to subscribe for the aggregate Investment Amount, and to purchase the Common Shares issuable upon exercise of the Subscription Rights, indicated above on the terms and conditions specified in the Prospectus relating to the subscription in the Subscription Rights offering. Signature of Subscriber(s) (and address if different than that listed on this Subscription Certificate) Telephone number (including area code) Please complete all applicable information and return to: COMPUTERSHARE TRUST COMPANY, N.A. By First Class Mail: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, P.O. Box 43011, Providence, RI 02940-3011 By Express Mail or Overnight Delivery: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, 150 Royall Street, Suite V, Canton, MA 02021 DELIVERY OF THIS SUBSCRIPTION CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. Any questions regarding this Subscription Certificate and Subscription Rights Offering may be directed to Skyline Corporate Communications Group, LLC toll free at 1-888-316-7398 or at apwc@skylineccg.com